Exhibit 23.4

CONSENT OF HAMILTON, RABINOVITZ & ASSOCIATES, INC.

Hamilton, Rabinovitz & Associates, Inc. (“HR&A”), which on March 16, 2018 consented to being named in the Annual Report on Form 10-K of Ampco-Pittsburgh Corporation for the year ended December 31, 2017 in the form and context in which HR&A was named, hereby consents to the incorporation by reference of such Form 10-K in the Registration Statement on Form S-1 being filed with the Securities and Exchange Commission by Ampco-Pittsburgh Corporation on or about September 26, 2018.

Hamilton, Rabinovitz & Associates, Inc.

September 25, 2018